UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 17, 2016

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

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Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01Entry into a Material Definitive Agreement.

On March 17, 2016, Gentherm Incorporated (the “Company”), together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers or guarantors thereunder, entered into a Second Amendment to Credit Agreement (the “Second Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent.  The Second Amendment amends that certain Credit Agreement, dated August 7, 2014 (as amended, the “Credit Agreement”).

The Second Amendment (i) eliminates the $50 million term loan and the €20 million term loan and increases the aggregate principal amount available for borrowing under the revolving credit facility from $100 million to $250 million; (ii) revises the interest rates and fee percentages; (iii) adds new subsidiary borrowers and guarantors under the Credit Agreement and related security agreement; (iv) permits the Company to designate certain of its subsidiaries as designated borrowers under the Credit Agreement subject to specified conditions; (v) replaces the consolidated fixed charge coverage ratio with the consolidated interest coverage ratio; and (vi) modifies certain other covenants to which the Company and its subsidiaries are subject.

The other terms and conditions of the Credit Agreement, including the terms under which the amounts due thereunder may be accelerated or increased, were not materially amended by the Second Amendment and remain in full force and effect.

The foregoing summary of the material terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of March 17, 2016, by and among Gentherm Incorporated, together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers or guarantors thereunder, the lenders party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel
Date: March 18, 2016

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of March 17, 2016, by and among Gentherm Incorporated, together with the direct and indirect subsidiaries set forth on the signature pages thereto as borrowers or guarantors thereunder, the lenders party thereto, and Bank of America, N.A., as administrative agent.